EXHIBIT 10.1

PEAK SEMICONDUCTOR PACKAGING PRODUCTS (SHENZHEN)
CO. LTD.

AND

PEAK PLASTIC & METAL PRODUCTS (INTERNATIONAL) LTD.

AND

SHENZHEN MUNICIPAL LONGGANG DISTRICT FOREIGN
ECONOMIC SERVICE CO.

PROCESSING AGREEMENT

June 2002

This Processing Agreement is entered into this 24 day of June, 2002.

Peak Semiconductor Packaging Products (Shenzhen) Co. Ltd.    (Hereafter called “Subcontractor”) located at Tower 21, Heng Hang 188 Industrial Estate, Shenzhen, Bao An, China

Peak Plastic & Metal Products (International) Ltd.    (Hereafter called “Contractor”) located at Unit 4, 5, 7, 37/F, Cable TV Tower, 9 Hoi Shing Road, Tsuen Wan

Shenzhen Municipal Longgang District Foreign Economic Service Co.    (Hereafter called “Business Unit”) located at 28 Sin Hau Hotel, Shenzhen.

Subcontractor, Contractor and Business Unit hereafter called “All Parties”

Background

Whereas:

Subcontractor, was established on 31st Dec 2001, to design, manufacture, market and service semiconductor packaging products for a variety of applications.

Whereas:

Contractor intends to enter into a contract processing agreement with Subcontractor. Under the agreement, the products are manufactured by Subcontractor who will be paid a processing fee.

Whereas:

Business unit can facility the cooperation between Contractor and Subcontractor

Now therefore, to effect the foregoing, all parties agreed the following.

1.    Definition

Unless specially stated, the terms below should be defined as follows:

1.1	“China” defined as The People’s Republic of China

1.2
“Processing Fee” In accordance with section 6 and other provisions stated in the agreement, this is defined as the amount the Subcontractor receives from the Contractor for the manufacturing service provided.

1.3	“Know how” is defined as the knowledge, skill and experience in the manufacturing of semiconductor packaging products including tapes, reels, trays and tubes.

2.    Contract Period

2.1	This agreement shall commence on 1 July 2002 and end on 30 January 2003. This Agreement may also extend or terminate sooner by unanimous consent of all parties.

3.    Subcontractor’s Obligations

3.1	Manufacturing Service

3.1.1
During contract period, the Subcontractor shall provide manufacturing service to the Contractor. The work quality and quantity shall be mutually agreed between the Contractor and the Subcontractor and set out in the processing order document.

3.1.2
The Subcontractor shall furnish the Contractor with the finished products at the time, quality and in the quantity ordered by the Contractor. Except for the exception noted under Section 11, Subcontractor shall indemnity Contractor for its failure to deliver the ordered products.

3.1.3	Subcontractor shall make all necessary arrangement to assist Contractor in obtaining the required Government permits, including:

•	Import/Export permits

•	Permits for importing equipment

•	Visas for the expatriates appointed by Contractor

3.1.4	Subcontractor shall not disclose confidential information of Contractor to third parties. Unless such disclosure is necessary for Subcontractor to perform its obligations stated in the Agreement.

3.1.5	Subcontractor shall at its own expense make necessary arrangements for customs clearance.

4.    Business Unit’s Obligations

4.1	Business Unit shall assist Subcontractor and Contractor in performing their obligations, including coordinating with government departments and accepting government’s inspection.

4.2
Business Unit shall perform its obligations under this agreement. During contract period, Business unit shall not transfer its obligation, right or liability to third party. Unless such transfer meets with prior written consent from Subcontractor. Business unit shall indemnity Subcontract if there is such wrongful transfer.

4.3
Business unit shall not disclose the confidential information of Subcontractor or Contractor to third parties. Unless such disclosure is necessary for Business unit to perform its obligations stated in the Agreement.

5.    Contractor’s Obligations

5.1
Contractor shall provide Subcontractor materials monthly in accordance with production schedule. Contractor shall deliver such materials to Subcontractor at least 1-day before production, Except for the exception noted in section 10, Contractor shall indemnity Subcontractor RMB1 per day for each production day in which there is inadequate production as a result of insufficient material supply.

5.2	If Subcontractor fulfill its obligations, Contractor shall pay Subcontractor the processing fee set out in Section 6.

6.    Contract Processing Fee

6.1	In accordance with section 3.1.1, Contractor shall pay Subcontractor “processing fee”

The Fee is calculated as follows:

Processing Fee = sum of (quantity of each products x agreed rate)

6.2	Before 30th of each month, Subcontractor shall invoice Contractor for the processing fee of the prior month.

6.3	Contractor shall settle the processing fee within 30 days from invoice date. Payment shall be made through telegraphic transfer to the designated account of Subcontractor.

7.    Quality Test

7.1
For the material mentioned in 5.1, Subcontractor shall perform quality check after receipt. If the materials provided by Contractor have variation in quantity or quality, Subcontractor shall provide Contractor with an inspection report. Contractor shall take corrective action accordingly.

7.2
After receiving finished goods from Subcontractor, Contractor shall perform quality check according to the agreeable standards. If the product defect is caused by Subcontractor, Contractor shall provide subcontractor an inspection report. Subcontractor shall take corrective action accordingly.

8.    Disclosure

8.1	All parties shall allow each other to access the information that is needed for the purpose of carrying out this agreement, or for arbitration.

8.2	The agreement is non-transferable without the prior consent of all parties.

9.    Contract Validity, Amendment & Termination

9.1	This document, when signed by all parties and approved by the government, will constitute a valid and binding agreement.

9.2	No amendment to this agreement shall be valid unless it is in writing and signed by all parties.

9.3	Without any breach of the agreed terms, either party can terminate this Agreement upon 3 months prior written notice to the other 2 parties.

If a party to the Agreement breaches any provisions, the other 2 parties complaining of the said breach shall give the breaching party written notice of the breach and 1 month to correct said breach before this Agreement is cancelled in any way.

9.4	The cancellation shall not in any way affect the obligations and benefits of any parties of the agreement.

9.5	In case of contract termination, all parties shall perform the following:

•	Business Unit shall return Subcontractor and Contractor the business information received previously.

•	Within 30 days from cancellation, Contractor shall settle the outstanding processing fee in full.

10.    Force Majeure

10.1
Either party is not responsible for delay or non-performance of its contractual obligations as a consequence of an event that is caused solely by the effect of nature or natural causes and without any interference by humans whatsoever. It includes but not limited: prohibition, law and decrees approved by government, riot, protest, strike, break-off of transportation or public utilities, epidemic disease, floods, fire, rainstorm, typhoon, earthquakes or other acts of God.

10.2
In the event that either party is affected in the performance of its obligations by any of the foregoing causes, it shall give a fourteen-day prior written notice to the other parties and all parties shall have take steps to remove such cause of non-performance and to minimize its effects. The party suffering from force majeure shall be exempt from any harm, cost or losses of non-performance under this Agreement.

11.    Law Governance

This Agreement shall in all respects be interpreted in accordance with the Laws of China

12.    Dispute Settlement

12.1
If there is a dispute, it should be settled by negotiation between all parties. Such negotiation shall commence once there is a written notice from either party. If all parties fail to agree after 90 days of negotiation, either party can submit the case to arbitration (China Trade Arbitration Court), with prior written notice to the other parties. The decision from the arbitration shall be final to all parties.

12.2	During disputes, all parties shall continue to carry out the other provisions the agreement

13.    Correspondence

All correspondence shall be made by mail, telegraphic, cable or fax to below addresses:

1.	to Subcontractor:
Address: Block 21, Hang Geng 188 Industrial Estate, Shenzhen, Bao An, China
Name: Peak Semiconductor Packaging Products (Shenzhen) Co. Limited

2.	to Contractor
Address: Unit 4, 5, 7, 37/F, Cable TV Tower, Tsuen Wan
Name: Peak Plastic & Metal Products (International) Limited

3.	to Business Unit
Address: 28 Sin Hau Hotel, Shenzhen
Name: Shenzhen Municipal Longgang District Foreign Economic Service Co.

14.    Language

The Agreement is written in Chinese. Three copies of this Agreement have been provided; one for Contractor, one for Subcontractor, one for Business Unit

Agreed by
Peak Semiconductor Packaging Product (Shenzhen) Co. Limited

    /s/    JERRY MO

Printed Name:    Jerry Mo
Job Title:    Chief Financial Officer

Agreed by:
Peak Plastic & Metal Products (International) Limited

    /s/    JERRY MO

Printed Name:    Jerry Mo
Job Title:    Chief Financial Officer

Agreed by:
Shenzhen Municipal Longgang District Foreign Economic Service Co.

    /s/    WEN BIN LIAO

Printed Name:    Wen Bin Liao
Job Title:    Chairman